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                                                                    Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Form S-3 No. 333-118807 and No. 333-127728) of Milestone Scientific Inc. and in the related Prospectus of our report dated March 23, 2006 with respect to the financial statements of Milestone Scientific Inc. included in this Annual Report on Form 10-KSB for the year ended December 31, 2005.



/s/ Eisner LLP

New York, New York
April 5, 2006